Calculation of Filing Fee Tables

Form S-3

(Form Type)

AlloVir, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (3)	457(r)		$—	$—	$—	—	$—
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share (4)	457(r)		—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities (5)	457(r)		—	—	—	—	—
Fees to Be Paid	Equity	Warrants (6)	457(r)		—	—	—	—	—
Fees to Be Paid	Equity	Units (7)	457(r)		—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)		$150,000,000	—	$150,000,000	0.0000927	$13,905
	Primary Offering of Common Stock:
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457	(o)	$100,000,000	N/A	$100,000,000	0.0000927	$10,910

Fees to Be Paid	Total Registration Fee:				$250,000,000	N/A	$250,000,000	—	$23,175

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457 (b)	$100,000,000 (8)	N/A	$100,000,000		424 (b) (5)	333-258539	August 6, 2021	$10,910
	Total Offering Amounts					$250,000,000	$23,175
	Total Fees Previously Paid						—
	Total Fee Offsets						$10,910
	Net Fee Due						$12,265

(1)

The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

The registrant previously paid a fee of $10,910 related to $100,000,000 of the registrant’s shares of common stock that may be issued and sold under a certain sales agreement with SVB Leerink LLC pursuant to a prospectus supplement filed by the Registrant on August 6, 2021. Of such shares of common stock, $100,000,000 remain unsold, and the registration fee in the amount of $10,910 related thereto is applied to the registrant’s total registration fee. Accordingly, the registrant is paying the registration fee due less the $10,910 that was previously paid, or $12,265.

(9)

Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the Registrant on the Registrant’s Automatic Shelf Registration Statement on Form S-3 (File No. 333-258539), originally filed on August 6, 2021 (the “Prior Registration Statement”) and the prospectus supplement filed therein (the “Prospectus Supplement”). The Prior Registration Statement and Prospectus Supplement registered the offer and sale of up to $100,000,000 in shares of the Registrant’s common stock, all of which remains unsold as the date of filing of this Amendment No. 1 to this Registration Statement. The Registrant has determined to include in this Registration Statement unsold securities under the Prior Registration Statement and Prospectus Supplement having an aggregate offering price of $100,000,000 (the “Unsold Shelf Securities”). Pursuant to Rule 457(b) under the Securities Act, the filing fee of $10,910 relating to the Unsold Shelf Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the Unsold Shelf Securities registered pursuant to this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	AlloVir, Inc.	424(b)(5)	333-258539	August 6, 2021	August 6, 2021	$10,910	Equity	Common Stock, par value $0.0001 per	N/A	$100,000,000	$10,910
Rule 457(p)
Fee Offset	—	—	—	—		—	—	—	—	—
Claims	—	—			—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—